   As filed with the Securities and Exchange Commission on November 20, 1997.

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          CONCORD COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                       Massachusetts                                                  04-2710876
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

                            33 Boston Post Road West
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                                 1995 Stock Plan
                                 1997 Stock Plan
                  1997 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

                              --------------------

                                 John A. Blaeser
                      Chief Executive Officer and President
                          Concord Communications, Inc.
                            33 Boston Post Road West
                          Marlboro, Massachusetts 01752
                                 (508) 460-4646
           (Name and address including zip code and telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                           Edwin L. Miller, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                              --------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE

============================================================================================================

                                                                 Proposed         Proposed
                                                                  Maximum         Maximum
                                                 Amount          Offering        Aggregate      Amount of
Title of Securities                               to be          Price Per        Offering     Registration
to be Registered                               Registered          Share           Price           Fee
------------------------------------------------------------------------------ -----------------------------

1995 STOCK PLAN
Common Stock (Par Value $.01 Per Share)         1,226,703        $ 0.10(1)      $   122,671       $   38
Common Stock (Par Value $.01 Per Share)            48,125        $ 0.40(1)      $    19,250       $    6
Common Stock (Par Value $.01 Per Share)           162,625        $ 0.90(1)      $   146,363       $   45
Common Stock (Par Value $.01 Per Share)           260,375        $ 1.90(1)      $   494,713       $  150
Common Stock (Par Value $.01 Per Share)           226,650        $ 4.10(1)      $   929,265       $  282
Common Stock (Par Value $.01 Per Share)            54,000        $ 6.00(1)      $   324,000       $   99
Common Stock (Par Value $.01 Per Share)            12,500        $ 7.50(1)      $    93,750       $   29
Common Stock (Par Value $.01 Per Share)             2,750        $ 8.50(1)      $    23,375       $    8
Common Stock (Par Value $.01 Per Share)             2,000        $10.00(1)      $    20,000       $    7
Common Stock (Par Value $.01 Per Share)           699,508        $21.25(2)      $14,864,545       $4,505

1997 STOCK PLAN
Common Stock (Par Value $.01 Per Share)           597,000        $21.25(2)      $12,686,250       $3,845
Common Stock (Par Value $.01 Per Share)           150,000        $18.88(1)      $ 2,832,000       $  859
Common Stock (Par Value $.01 Per Share)             2,000        $20.00(1)      $    40,000       $   13
Common Stock (Par Value $.01 Per Share)             1,000        $21.38(1)      $    21,380       $    7

1997 NON-EMPLOYEE DIRECTOR STOCK
OPTION PLAN
Common Stock (Par Value $.01 Per Share)            95,000        $21.25(2)      $ 2,018,750       $   612

TOTAL:                                          3,540,236                                         $10,505

------------------------------------------------------------------------------------------------------------

(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(2) The price of $21.25 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on November 14, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

         (a) Registrant's Prospectus dated October 15, 1997 as filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), on October 16, 1997; and

         (b) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on September 12, 1997 pursuant to
                 Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Articles of Organization of the Company and the Restated By-Laws provide for indemnification of the Company's directors and officers unless such indemnification is prohibited by the Massachusetts Business Corporation Law. The Massachusetts Business Corporation Law generally permits indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, except with respect to any matter that the indemnified person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. Reference is made to the Company's corporate charter filed as Exhibit 3.02 to the Company's Registration Statement on Form S-1 filed with the Commission on August 8, 1997, as amended (the "S-1") and Restated By-Laws filed as Exhibit 3.03 to the Company's S-1.

         The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 to the Company's S-1.

         Pursuant to an agreement between Charles River Partnership VII Limited Partnership and Mr. Richard M. Burnes, Jr., Charles River Partnership VII has agreed to indemnify Mr. Burnes against any liability incurred in his capacity as a director of the Company.

         The Company has entered into indemnification agreements with its directors and officers and has obtained directors and officers liability insurance for the benefit of its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         Exhibit No.           Description of Exhibit
         -----------           ----------------------

         Exhibit 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP
                               (filed herewith).

         Exhibit 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         Exhibit 23.2          Consent of Arthur Andersen LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Concord Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Commonwealth of Massachusetts, on this 20th day of November, 1997.

                                    CONCORD COMMUNICATIONS, INC.

                                    By: /s/ John A. Blaeser
                                        ----------------------------------------
                                        John A. Blaeser
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Concord Communications, Inc., hereby severally constitute and appoint John A. Blaeser and Gary E. Haroian, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Concord Communications, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE(S)                                 DATE
           ---------                             --------                                 ----

/s/ John A. Blaeser                 Chief Executive Officer, President and          November 20, 1997
------------------------------      Director (Principal Executive Officer)
John A. Blaeser

/s/ Gary E. Haroian                 Vice President, Finance and Administration,     November 20, 1997
------------------------------      Chief Financial Officer, Clerk and Treasurer
Gary E. Haroian                     (Principal Financial and Accounting Officer)

/s/ Frederick W. W. Bolander        Director                                        November 20, 1997
------------------------------
Frederick W. W. Bolander

/s/ Richard M. Burnes, Jr.          Director                                        November 20, 1997
------------------------------
Richard M. Burnes, Jr.

/s/ Robert C. Hawk                  Director                                        November 20, 1997
------------------------------
Robert C. Hawk

/s/ John Robert Held                Director                                        November 20, 1997
------------------------------
John Robert Held

/s/ Deepak Kamra                    Director                                        November 20, 1997
------------------------------
Deepak Kamra

/s/ Robert M. Wadsworth             Director                                        November 20, 1997
------------------------------
Robert M. Wadsworth

                                  EXHIBIT INDEX



Exhibit No.                  Description of Exhibit                  Page Number
-----------                  ----------------------                  -----------

    5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1       Consent of Testa, Hurwitz & Thibeault, LLP
              (contained in Exhibit 5.1)

   23.2       Consent of Arthur Andersen LLP

   24.1 Power of Attorney (included as part of the signature page to this Registration Statement)